Exhibit 23.4

CONSENT OF LIQUID GOLD TECHNOLOGIES CORPORATION

We consent to the inclusion in this Registration Statement on Form S-1, including any amendments thereto (the ''Registration Statement''), of our Reserves and Valuations report dated October 14, 2023 with respect to the oil and gas reserve estimates of Truleum, Inc (the ''Company''). Our report is filed as Exhibit I 0.1 to the Company's Current Report on Form 8-K as filed with the SEC on November 6, 2023.

We also consent to the references to us under the heading ''Experts'' in such Registration Statement.

LIQUID GOLD TECHNOLOGIES CORPORATION

By: /s/ Robert J. Miles

Name: Robert J. Miles

Title: President

November 13, 2023